                                                                     Exhibit 3.6

                        ARTICLES OF AMENDMENT RELATING TO
                   SERIES C PARTICIPATING PREFERENCE STOCK OF
                                   NUCO2 INC.

            Pursuant to the provisions of Sections  607.0602 and 607.1006 of the
Florida  Business  Corporation Act (the "Act"),  the  undersigned,  on behalf of
NuCo2 Inc. (the "Corporation"), hereby submits the following information:

            1. The name of the Corporation is NUCO2 INC.

            2.  Pursuant  to Sections  607.0602  and  607.1006  of the Act,  the
Articles of Incorporation of the Corporation are hereby amended to authorize and create a new series of preferred  stock,  without par value. The designation and
amount  thereof  and  the  powers,   designations,   preferences  and  relative,
participating,  optional  and other  special  rights  of the  shares of such new series of preferred  stock and the  qualifications,  limitations or restrictions thereof are as follows:

            Series C Participating Preference Stock:

            Section  1.  DESIGNATION,  AMOUNT  AND  PAR  VALUE.  The  series  of
Preference Stock shall be designated as "Series C Participating Preferred Stock"
(the "Series C Preference Stock"),  and the number of shares so designated shall be Two  Hundred  Thousand  (200,000).  The Series C  Preference  Stock  shall be without  par value.  Such  number of shares may be  increased  or  decreased  by resolution of the Board of Directors;  provided,  that no decrease  shall reduce the  number of shares of  Series C  Preference  Stock to a number  less than the number of shares  then  outstanding  plus the  number  of  shares  reserved  for issuance upon the exercise of  outstanding  options,  rights or warrants or upon
the  conversion  of  any  outstanding   securities  issued  by  the  Corporation
convertible into Series C Preference Stock.

            Section 2. DIVIDENDS AND DISTRIBUTIONS.

                       (A) Subject to the rights of the holders of any shares of
any series of Preference Stock (or any similar stock) ranking prior and superior to the Series C  Preference  Stock with  respect to  dividends,  the  holders of shares of Series C  Preference  Stock,  in  preference  to the holders of Common
Stock, par value $.001 per share (the "Common Stock"),  of the Corporation,  and of any other  junior  stock,  shall be  entitled  to  receive,  when,  as and if declared  by the  Board of  Directors  out of funds  legally  available  for the purpose,  quarterly  dividends payable in cash on the first day of March,  June,
September and December in each year (each such date being  referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend
Payment  Date  after the first  issuance  of a share or  fraction  of a share of
Series C Preference  Stock, in an amount per share (rounded to the nearest cent)
equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter  set forth,  100 times the  aggregate  per share  amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash  dividends  or other  distributions,  other than a dividend  payable in shares of Common  Stock or a  subdivision  of the  outstanding  shares of Common
Stock (by reclassification or otherwise), declared on the Common Stock since the immediately  preceding  Quarterly  Dividend Payment Date or, with respect to the first Quarterly Dividend

                       (B) Payment Date,  since the first  issuance of any share
or  fraction  of a  share  of  Series  C  Preference  Stock.  In the  event  the
Corporation  shall at any time  declare or pay any  dividend on the Common Stock payable in shares of Common Stock,  or  subdivide,  combine or  consolidate  the outstanding  shares of Common Stock (by  reclassification  or otherwise  than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series C  Preference  Stock were  entitled  immediately  prior to such event  under  clause  (b)  of  the  preceding  sentence  shall  be  adjusted  by multiplying  such amount by a fraction,  the numerator of which is the number of shares  of  Common  Stock  outstanding  immediately  after  such  event  and the denominator  of  which is the  number  of  shares  of  Common  Stock  that  were outstanding immediately prior to such event.

                       (C)  The   Corporation   shall   declare  a  dividend  or
distribution  on the Series C Preference  Stock as provided in paragraph  (A) of this Section  immediately  after it declares a dividend or  distribution  on the
Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or  distribution  shall have been declared on the
Common Stock during the period between any Quarterly  Dividend  Payment Date and the next  subsequent  Quarterly  Dividend  Payment Date, a dividend of $1.00 per share on the Series C  Preference  Stock shall  nevertheless  be payable on such subsequent Quarterly Dividend Payment Date.

                       (D) Dividends  shall begin to accrue and be cumulative on
outstanding  shares of Series C  Preference  Stock from the  Quarterly  Dividend
Payment Date next preceding the date of issue of such shares, unless the date of issuance  of such  shares is prior to the  record  date for the first  Quarterly
Dividend  Payment  Date,  in which case  dividends on such shares shall begin to accrue from the date of issuance of such shares,  or unless the date of issue is a  Quarterly  Dividend  Payment  Date or is a date after the record date for the determination  of holders of shares of Series C  Preference  Stock  entitled  to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such  dividends  shall begin to accrue and be  cumulative from such Quarterly  Dividend  Payment Date.  Accrued but unpaid dividends shall not bear interest.  Dividends paid on the shares of Series C Preference Stock in an amount less than the aggregate  amount of such  dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.  The Board of Directors may fix a record date for the  determination  of holders of shares of Series C  Preference
Stock  entitled  to  receive  payment  of a dividend  or  distribution  declared thereon,  which  record  date  shall be not more than 60 days  prior to the date fixed for the payment thereof.

            Section  3.  VOTING  RIGHTS.  The  holders  of  shares  of  Series C
Preference Stock shall have the following voting rights:

                        (A) Subject to the provision for adjustment  hereinafter
set forth,  each share of Series C  Preference  Stock  shall  entitle the holder thereof to 100 votes on all matters  submitted to a vote of the  shareholders of the Corporation.  In the event the Corporation  shall at any time declare or pay any  dividend  on the  Common  Stock  payable  in  shares of  Common  Stock,  or subdivide,  combine or consolidate  the  outstanding  shares of Common Stock (by reclassification  or otherwise than by payment of a dividend in shares of Common
Stock) into a greater or lesser number of shares of Common  Stock,  then in each

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such case the  number of votes per share to which  holders of shares of Series C
Preference Stock were entitled immediately prior to such event shall be adjusted by multiplying  such number by a fraction,  the numerator of which is the number of shares of Common  Stock  outstanding  immediately  after  such  event and the denominator  of  which is the  number  of  shares  of  Common  Stock  that  were outstanding immediately prior to such event.

                        (B) Except as otherwise  provided  herein,  in any other
Articles  of  Amendment  creating a series of  Preference  Stock or any  similar stock,  or by law,  the holders of shares of Series C  Preference  Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having  general  voting  rights shall vote  together as one class on all matters submitted to a vote of shareholders of the Corporation.

                        (C) Except as set forth in the Articles of Incorporation
or herein, or as otherwise provided by law, holders of Series C Preference Stock shall have no special  voting  rights and their  consent  shall not be  required
(except to the extent they are  entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

            Section 4.  REACQUIRED  SHARES.  Any  shares of Series C  Preference
Stock  purchased  or  otherwise  acquired  by  the  Corporation  in  any  manner whatsoever  shall be  retired  and  cancelled  promptly  after  the  acquisition thereof.  All such shares shall upon their  cancellation  become  authorized but unissued shares of Preference  Stock and may be reissued as part of a new series of Preference  Stock to be created by resolution or  resolutions of the Board of
Directors,  subject to the  conditions  and  restrictions  on issuance set forth herein.

            Section 5. LIQUIDATION, DISSOLUTION OR WINDING UP.

                       (A) Upon any  liquidation,  dissolution  or winding up of
the Corporation,  no distribution  shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preference Stock unless,  prior thereto, the holders of  shares  of  Series C  Preference  Stock  shall  have  received,  subject  to adjustment as hereinafter  provided in Section 5(B) below, the greater of either
(a) $100 per share,  plus an amount  equal to accrued and unpaid  dividends  and distributions thereon,  whether or not declared, to the date of such payment, or
(b) 100 times the  aggregate  amount per share to be  distributed  to holders of shares of Common  Stock,  or (2) to the holders of shares of stock  ranking on a parity (either as to dividends or upon  liquidation,  dissolution or winding up)
with  the  Series  C   Preference   Stock,   unless   simultaneously   therewith
distributions  are made  ratably on the Series C  Preference  Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

                       (B)  In the  event  the  Corporation  shall  at any  time
declare  or pay any  dividend  on the Common  Stock  payable in shares of Common
Stock, or subdivide,  combine or consolidate  the  outstanding  shares of Common
Stock (by  reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the  aggregate  amount to which  holders of shares of Series C
Preference Stock were entitled immediately prior to such event under the proviso in clause (1)(b) of Section 5(A) of the preceding  sentence shall be adjusted by

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multiplying  such amount by a fraction  the  numerator of which is the number of shares  of  Common  Stock  outstanding  immediately  after  such  event  and the denominator  of  which is the  number  of  shares  of  Common  Stock  that  were outstanding immediately prior to such event.

            Section 6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation,  merger, combination or other transaction in which the shares of Common  Stock are  exchanged  for or changed  into other  stock or securities,  cash and/or any other property, then in any such case each share of
Series C  Preference  Stock  shall at the same time be  similarly  exchanged  or changed  into an amount  per  share,  subject to the  provision  for  adjustment hereinafter  set  forth,  equal to 100  times  the  aggregate  amount  of stock, securities,  cash and/or any other property  (payable in kind),  as the case may be, into which or for which each share of Common Stock is changed or  exchanged.
In the event the Corporation shall at any time after the Rights Declaration Date declare  or pay any  dividend  on the Common  Stock  payable in shares of Common
Stock, or subdivide,  combine or consolidate  the  outstanding  shares of Common
Stock (by  reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preference  Stock shall be adjusted by multiplying  such amount by a fraction,  the numerator of which is the number of shares of Common  Stock  outstanding  immediately  after  such  event and the denominator  of  which is the  number  of  shares  of  Common  Stock  that  were outstanding immediately prior to such event.

            Section 7. NO  REDEMPTION.  The shares of Series C Preference  Stock shall not be redeemable.

            Section 8. RANK.  The Series C  Preference  Stock shall  rank,  with respect to the payment of dividends and the  distribution  of assets,  junior to all series of any other class of the Corporation's Preferred Stock.

            Section  9.  AMENDMENT.   The  Articles  of   Incorporation  of  the
Corporation  shall not be amended in any manner which would  materially alter or change the  powers,  preferences  or special  rights of the Series C  Preference
Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding  shares of Series C Preference  Stock, voting together as a single class.

            These  amendments were duly adopted by the Board of Directors of the
Corporation  on March 12,  2003  pursuant  to  Section  607.0602  of the Act and shareholder  action is not  required  with respect to the  amendments  set forth herein.

            The effective time and date of these Articles of Amendment  shall be
5:00 p.m., Eastern time, on April 1, 2003.

                            [SIGNATURE PAGE FOLLOWS]

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            IN  WITNESS  WHEREOF,  NUCO2 INC.  has  caused  its duly  authorized officer to execute these Articles of Amendment this 31st day of March, 2003.

                                         NUCO2 INC.

                                        By: /s/ Eric M. Wechsler
                                            ------------------------------------
                                            Name: Eric M. Wechsler
                                            Title: General Counsel and Secretary